AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND
         III AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund III (the "Trust"), acting on behalf of one or more of its series listed in
Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended from time to time (the "Agreement") is made as of September 27, 2016 (the "Amendment").

                              W I T N E S S E T H:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

     1. Each of the SGA International Equity Fund, SGA International Equity Plus Fund and the SGA Global Equity Fund shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable.

     2. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     3. Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN  BROTHERS  HARRIMAN  &  CO.            THE ADVISORS' INNER CIRCLE FUND III

By: /s/ Elizabeth E. Prickett                By: /s/ Dianne Descoteaux
    -------------------------                    ---------------------
Name: Elizabeth E. Prickett                  Name: Dianne Descoteaux
Title: Managing Director                     Title: VP & Secretary

                                   SCHEDULE I
                                       TO
THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III AND BROWN
                BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015


                     LIST OF FUNDS AS OF SEPTEMBER 27, 2016

Knights of Columbus Core Bond Fund
Knights of Columbus International Equity Fund
Knights of Columbus Large Cap Growth Fund
Knights of Columbus Large Cap Value Fund
Knights of Columbus Small Cap Equity Fund
Knights of Columbus Limited Duration Bond Fund
Logan Circle Partners Multi-Sector Fund
Logan Circle Partners High Yield Fund
Logan Circle Partners Core Plus Fund
PineBridge Dynamic Asset Allocation Fund
Chiron Capital Allocation Fund
RWC Global Emerging Equity Fund
SGA International Small Cap Equity Fund
SGA INTERNATIONAL EQUITY FUND
SGA INTERNATIONAL EQUITY PLUS FUND
SGA GLOBAL EQUITY FUND